UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On October 16, 2007, Northern Trust Corporation (the “Corporation”) announced that William A. Osborn, the Chairman and Chief Executive Officer of the Corporation, will resign from the position of Chief Executive Officer of the Corporation, effective January 1, 2008. Mr. Osborn will remain Chairman of the Board of Directors of the Corporation, a position he has held since October 1995.

The Board of Directors of the Corporation appointed Frederick H. Waddell as Chief Executive Officer, effective January 1, 2008. Mr. Waddell, age 54, will retain his current responsibilities as President, a position he has held since February 2006.

Mr. Waddell is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than extensions of credit made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons and that do not involve more than the normal risk of collectibility or present other unfavorable features.

A copy of the Corporation’s press release announcing Mr. Waddell’s appointment is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release dated October 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: October 16, 2007	By:	/s/ WILLIAM A. OSBORN
William A. Osborn
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release dated October 16, 2007